Exhibit 10.19

ASSIGNMENT OF PURCHASE AND SALE

AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is made this 1st day of December, 2016, by and between BLUEROCK REAL ESTATE, LLC, a Delaware limited liability company (“Assignor”); and BR ROSWELL, LLC, a Delaware limited liability company (“Assignee”).

RECITALS:

1.          Bluerock Real Estate, LLC, a Delaware limited liability company (“Bluerock”), entered into that certain Purchase and Sale Agreement dated September 15, 2016 (as from time to time amended, the “Purchase Agreement”) with GGT LMI CITY WALK GA, LLC, a Delaware limited liability company (“Seller”), with respect to the real property and improvements located at 3000 Forrest Walk, Roswell, Georgia, commonly known as “Roswell City Walk” (the “Property”), all as more particularly described in the Purchase Agreement.

2.          Assignor has the right to assign all its right, title, and interest in, to, and under the Purchase Agreement to Assignee as provided in this Assignment. Assignee is an affiliate of Assignor.

3.          Assignor now desires to assign all its right, title, and interest as “Purchaser” under the Purchase Agreement to Assignee, and Assignee desires to assume all of Assignor’s right, title, and interests as Purchaser under the Purchase Agreement.

ASSIGNMENT:

NOW THEREFORE, in consideration of the mutual covenants contained in this Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Incorporation of Recitals. The foregoing Recitals are incorporated herein and by this reference made a part hereof. All capitalized terms set forth herein shall have the meanings ascribed to such terms in the Purchase Agreement unless otherwise defined herein.

2.          Transfer; Assignment and Designation; Assumption. Assignor hereby sells, transfers, assigns, delivers and conveys to Assignee, its successors and assigns, and Assignee hereby accepts from Assignor, all right, title and interest of Assignor in, to and under the Purchase Agreement. Assignee hereby assumes all of the obligations of the “Purchaser” under the Purchase Agreement. Assignor agrees to indemnify, defend and hold Assignee harmless with respect to all claims accruing under the Purchase Agreement prior to the date hereof. Assignee agrees to indemnify, defend and hold Assignor harmless with respect to all claims accruing under the Purchase Agreement from and after the date hereof.

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3.          Governing Law. This Assignment shall be construed and enforced in accordance with and governed by the same law that governs the Purchase Agreement, without regard to the principles of conflicts of law.

4.          Binding Effect. This Assignment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto.

5.          Counterparts. This Assignment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Assignment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

[SIGNATURES FOLLOW]

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WITNESS the following signatures:

ASSIGNOR:	BLUEROCK REAL ESTATE, LLC,
a Delaware limited liability company

	By:	/s/ Jordan Ruddy
Jordan Ruddy, Authorized Signatory

ASSIGNEE:	BR ROSWELL, LLC,
a Delaware limited liability company

	By:	/s/ Jordan Ruddy
Jordan Ruddy, Authorized Signatory

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